Exhibit 99.1

Brazil Fast Food Corp
Contact:
Brazil Fast Food Corp.	CCG Investor Relations Inc.
Ricardo Figueiredo Bomeny, CEO	Crocker Coulson, President
Phone: +1-55-21-2536-7501 (Brazil)	Phone: +1-646-213-1915 (New York)
Email: ir@bffc.com.br	Email: crocker.coulson@ccgir.com
URL: www.bffc.com.br	URL: www.ccgir.com

Brazil Fast Food Announces Second Quarter 2012 Results

Rio de Janeiro, Brazil, Aug 20, 2012 — Brazil Fast Food Corp. (OTC Bulletin Board: BOBS) (“Brazil Fast Food”, or the “the Company”), the second largest fast-food restaurant chain in Brazil with 963 points of sale, operating under (i) the Bob’s brand, (ii) the Yoggi brand, (iii) KFC and Pizza Hut São Paulo as franchisee of Yum! Brands, and (iv) Doggis as franchisee of Gastronomia & Negocios S.A. (former Grupo de Empresas Doggis S.A.), today announced financial results for the second quarter 2012 ended June 30, 2012.

Second Quarter 2012 Highlights

•	System-wide sales totaled R$254.2 million, up 22.3% from the second quarter 2011
•	Revenue totaled R$55.1 million, up 8.0% from R$51.0 million in the second quarter 2011
•	Points of sale totaled 963 at June 30, 2012, up from 805 at the end of second quarter 2011
•	EBITDA was R$6.7 million, up 23.8% from the second quarter 2011
•	Operating income increased 23.9% year-over-year to R$5.0 million
•	Net income was R$3.6 million, or R$0.45 per basic and diluted share

“We are pleased to report a very strong quarter of profitability and EBITDA growth, reflecting the strength of our brands and shift towards more franchised stores,” said Ricardo Figueiredo Bomeny, CEO of Brazil Fast Food Corp. “We maintained a strong and liquid balance sheet, which gives us the flexibility to invest in future expansion.”

Second Quarter 2012 Results

System-wide sales grew 22.3% in the second quarter to R$254.2 million, driven by an increase in the number of franchised points of sale as well as higher sales from company-owned stores.

Total revenue for the second quarter 2012 increased by 8.0% to R$55.1 million compared to R$51.0 million in the second quarter 2011.

Net restaurant sales for company-owned retail outlets was up 5.0% year-over-year to R$40.2 million in the second quarter 2012, reflecting an increase in net revenues across the Company’s KFC and Pizza Hut brands, offset somewhat by a decrease in net revenues for the Company’s Bob’s and Doggis brand. In 2011 the Company converted all its own-operated Doggis’ stores to franchised stores.

Brazil Fast Food Corp. Second Quarter 2012 Results

Net revenue from franchisees increased 23.7% year-over-year to R$9.7 million, driven primarily by an increase in number of franchised retail outlets to 893, up from 736 in the same period a year ago. Other revenue and income totaled R$5.1 million in the second quarter 2012 up from R$4.8 million in the year ago period.

Operating expenses grew 6.6% to R$50.0 million in the second quarter 2012 from R$46.9 million in the second quarter of 2011. As a percentage of revenue, operating costs declined to 90.9% of total revenue in the second quarter of 2012 to 92.1% of total revenue in the same period of 2011.

Operating income for the second quarter of 2012 was R$5.0 million, compared to R$4.0 million in the second quarter of 2011. Operating margin in the second quarter of 2012 improved to 9.1% compared to 7.9% in the same period of 2011.

EBITDA in the second quarter of 2012 was R$6.7 million, compared to R$5.4 million in the second quarter of 2011. EBITDA margin was 12.1% compared to 10.5% in the comparable period of 2011. Please refer Table No. 4 in this press release for a reconciliation of EBITDA to its nearest GAAP equivalent.

Interest expense was R$0.2 million in the second quarter of 2012, compared to interest income of R$0.2 million in the second quarter of 2011.

Net income for the second quarter of 2012 was R$3.6 million, or R$0.45 per basic and diluted share, up 10.6% from net income of R$3.3 million, or R$0.41 per basic and diluted share in the same period of 2011.

Six Months 2012 Results

For the six months ended in June 30, 2012, total net revenue was R$115.6 million, up 9.1% from R$105.9 million in the comparable period of 2011. Operating income was R$10.6 million, up 18.4% from R$8.9 million in the comparable period in 2011. Operating margin was 9.1% for the six months ended June 30, 2012 compared to 8.4% in the comparable period in 2011. Net income for the six months ended June 30, 2012 was R$7.0 million, down 6.4% from R$7.5 million in the comparable period in 2011. Basic and diluted earnings per share were R$0.87 for the six months ended June 30, 2012 compared to R$0.93 for the six months ended June 30, 2011.

Financial Condition

As of June 30, 2012, Brazil Fast Food had R$23.5 million in cash and cash equivalents, up from R$21.4 million as of December 31, 2011. Working capital was R$15.2 million, as compared to R$16.9 million as of the end of 2011. Total shareholders' equity as of June 30, 2012 was R$53.2 million, compared to R$45.5 million at the end of 2011.

In the first six months of 2012, Brazil Fast Food generated net cash flow from operating activities of R$8.5 million, representing a decrease of 11.9%, from R$9.6 million for the comparable period in 2011. The Company used R$9.0 million in cash towards investment in property and equipment to improve the Company's retail operations, mainly setting up new owned-and-operated KFC and Pizza Hut stores.

Business Outlook

In May 2012, the Company acquired Yoggi do Brasil Ltda (“Yoggi”) which operates a franchise network of frozen yogurt in Brazil since 2008 with 48 franchised point of sales and 43 franchisees. Management anticipates synergy savings from this acquisition and foresees possible market consolidation. Brazil Fast Food expects to increase the total number of points of sale to 150 over the next five years.

Brazil Fast Food Corp. Second Quarter 2012 Results

“Under the KFC and Pizza Hut brand, we have own-operated stores, as franchisee of Yum! brands. We are focused on enhancing our own-stores profitability and operational margins in the coming quarters. We do not have any own-operated stores under the Doggis and Yoggi brands. Our growth strategy for these two brands is to expand through franchisees and to become a market leader in the hot dog and frozen yogurt segments. We believe there is a tremendous growth opportunity in Brazil and we will seek to expand our market share in these two segments. At the end of 2012, we expect Bobs’ brand to reach a total of 1000 points of sale, a 20.5% increase from 2011. Our objective is to continuously expand and increase our margins for our own-operated stores and franchised stores under the Bob’s brand,” concluded Mr. Bomeny.

About Brazil Fast Food Corp.

Brazil Fast Food Corp. owns and operates, both directly and through franchisees, the second largest fast-food restaurant chain in Brazil. The Bob’s trade name is used by Venbo Comércio de Alimentos Ltda., a subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda (formerly 22N Participações Ltda.). The “KFC” trade name is used by CFK Comércio de Alimentos Ltda. (formerly Clematis Indústria e Comércio de alimentos e Participações Ltda.), also a holding company subsidiary. The “Pizza Hut” trade name is used by Internacional Restaurantes do Brasil (“IRB”), also a 60% subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda. Recently, Company entered into an agreement with Grupo de Empresas Doggis S.A (“GED”) to cross-franchise the Bob’s and Doggis brands in Chile and Brazil, respectively. Brazil Fast Food will control the Doggis master franchise in Brazil and GED will control the Bob’s master franchise in Chile.

Safe Harbor Statement

This press release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the disclosures in the Company's filings with the Securities and Exchange Commission, including the risk factors contained in the Company's most recent annual report on Form 10-K and quarterly report Form 10-Q filed with the Securities and Exchange Commission.

—FINANCIAL TABLES FOLLOW—

Brazil Fast Food Corp. Second Quarter 2012 Results

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Balance Sheets – Assets (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

Consolidated Balance Sheets – Liabilities and Shareholders’ Equity (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

	June 30,			December 31,
	2012			2011
		(unaudited	)
CURRENT ASSETS:

Cash and cash equivalents	R$	23,528		R$	21,357

Inventories		2,619			3,985
Accounts receivable

Clients		5,779			5,660

Franchisees		13,056			12,247

Allowance for doubtful accounts		(600)			(801)

Advances to suppliers		1,592			1,500

Prepaid expenses		823			3,478

Receivables from properties sale		1,623			3,523

Other current assets		6,848			4,083

TOTAL CURRENT ASSETS		55,268			55,032

Other receivables and other assets		12,884			10,862

Deferred tax asset, net		6,898			8,378

Goodwill		2,699			799

Property and equipment, net		37,359			31,342

Intangible assets, net		5,061			4,472

TOTAL ASSETS	R$	120,169		R$	110,885

Brazil Fast Food Corp. Second Quarter 2012 Results

	June 30,		December 31,
	2012		2011
		(unaudited )
CURRENT LIABILITIES:

Notes payable	R$	13,665	R$	11,523

Accounts payable and accrued expenses		9,084		11,608

Payroll and related accruals		5,512		5,618

Taxes		3,684		5,020

Deferred income tax		612		1,262

Current portion of deferred income		4,247		1,118

Current portion of contingencies and reassessed taxes		2,062		1,940

Accounts payble related to Yoggi acquisition		1,199		—

TOTAL CURRENT LIABILITIES		40,065		38,089

Deferred income, less current portion		2,910		4,057

NOTES PAYABLE, less current portion		5,330		5,068

CONTINGENCIES AND REASSESSED TAXES, less current portion		18,226		18,215

Other liabilities		450		—

TOTAL LIABILITIES		66,981		65,429

SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized; no shares issued		—		—
Common stock, $.0001 par value, 12,500,000 shares authorized; 8,472,927 shares issued for both 2012 and 2011; and 8,129,437 shares outstanding for both 2012 and 2011		1		1

Additional paid-in capital		61,148		61,148

Treasury Stock (343,490 shares)		(2,060)		(2,060)

Accumulated Deficit		(9,045)		(16,092)

Accumulated comprehensive loss		(1,095)		(1,128)

TOTAL SHAREHOLDERS’ EQUITY		48,949		41,869

Non-Controlling Interest		4,239		3,587

TOTAL EQUITY		53,188		45,456

TOTAL LIABILITIES AND EQUITY	R$	120,169	R$	110,885

Brazil Fast Food Corp. Second Quarter 2012 Results

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

	Three Months Ended June 30,
	2012		2011
REVENUES
Net Revenues from Own-operated Restaurants	R$	40,246	R$	38,322
Net Revenues from Franchisees		9,677		7,824
Revenues from trade partners		4,147		3,775
Other Income		982		1,065

TOTAL REVENUES		55,052		50,986

OPERATING COST AND EXPENSES
Store Costs and Expenses		(36,871)		(34,992)
Franchise Costs and Expenses		(3,729)		(2,910)
Marketing Expenses		(544)		(376)
Administrative Expenses		(7,641)		(6,910)
Other Operating Expenses		(1,387)		(1,732)
Net result of assets sold		127		(26)

TOTAL OPERATING COST AND EXPENSES		(50,045)		(46,946)

OPERATING INCOME		5,007		4,040

Interest Income (expenses), net		(234)		186

NET INCOME BEFORE INCOME TAX		4,773		4,226

Income taxes		(882)		(600)

NET INCOME BEFORE NON-CONTROLLING INTEREST		3,891		3,626

Net income attributable to non-controlling interest		(244)		(330)

NET INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	3,647	R$	3,296

NET INCOME PER COMMON SHARE

BASIC AND DILUTED	R$	0.45	R$	0.41

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED		8,129,437		8,129,437

Brazil Fast Food Corp. Second Quarter 2012 Results

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Statements of Operations (Unaudited)

(in thousands of Brazilian Reais, except share amounts)

	Six Months Ended June 30,
	2012		2011
REVENUES
Net Revenues from Own-operated Restaurants	R$	83,863	R$	78,468
Net Revenues from Franchisees		19,688		15,434
Revenues from trade partners		10,738		10,567
Other Income		1,302		1,462

TOTAL REVENUES		115,591		105,931

OPERATING COST AND EXPENSES

Store Costs and Expenses		(77,391)		(72,082)

Franchise Costs and Expenses		(6,808)		(5,478)

Marketing Expenses		(1,895)		(1,391)

Administrative Expenses		(16,243)		(14,678)

Other Operating Expenses		(2,785)		(3,361)

Net result of assets sold		83		(28)

TOTAL OPERATING COST AND EXPENSES		(105,039)		(97,018)

OPERATING INCOME		10,552		8,913

Interest Income (expense), net		(373)		142

NET INCOME BEFORE INCOME TAX		10,179		9,055

Income taxes		(2,706)		(1,192)

NET INCOME BEFORE NON-CONTROLLING INTEREST		7,473		7,863

Net (income) loss attributable to non-controlling interest		(426)		(337)

NET INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	7,047	R$	7,526

NET INCOME PER COMMON SHARE
BASIC AND DILUTED	R$	0.87	R$	0.93

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING: BASIC AND DILUTED		8,129,437		8,132,012

Brazil Fast Food Corp. Second Quarter 2012 Results

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

(in thousands of Brazilian Reais)

	Six Months Ended June 30,
	2012		2011
CASH FLOW FROM OPERATING ACTIVITIES:

NET INCOME ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	7,473	R$	7,863

Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization		3,663		3,445
Loss on assets sold, net		(83)		28
Deferred tax		830		(434)

Changes in assets and liabilities:

(Increase) decrease in:
Accounts receivable		(1,129)		353
Inventories		1,366		(327)
Prepaid expenses, advances to suppliers and other current assets		(202)		(1,224)
Other assets		(2,022)		859

(Decrease) increase in:
Accounts payable and accrued expenses		(2,524)		(4,846)
Payroll and related accruals		(106)		1,488
Taxes other than income taxes		(1,336)		(1,726)
Deferred income		1,982		4,204
Contingencies and reassessed taxes		133		(39)
Other liabilities		450		(3)

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES		8,495		9,641

CASH FLOW FROM INVESTING ACTIVITIES:
Additions to property and equipment		(10,491)		(2,556)
Yoggi acquisiton		(701)		—
Proceeds from sale of property, equipment and deferred charges		2,205		2,104

CASH FLOWS USED IN INVESTING ACTIVITIES		(8,987)		(452)

CASH FLOW FROM FINANCING ACTIVITIES:
Non-Controlling Paid in Capital		226		(119)
Net Borrowing (Repayments) under lines of credit		2,404		(4,846)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES		2,630		(4,965)

EFFECT OF FOREIGN EXCHANGE RATE		33		(39)

NET INCREASE IN CASH AND CASH EQUIVALENTS		2,171		4,185

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD		21,357		16,742

CASH AND CASH EQUIVALENTS AT END OF PERIOD	R$	23,528	R$	20,927

Brazil Fast Food Corp. Second Quarter 2012 Results

Table 4

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET INCOME

	Three Months Ended June 30,
	2012		2011
NET INCOME	R$	3,647	R$	3,296
Interest expenses, Monetary and Foreign exchange loss		234		(186)
Income taxes		882		600
Depreciation and amortization		1,895		1,666

EBITDA	R$	6,658	R$	5,376

	Six Months Ended June 30,
	2012		2011
NET INCOME	R$	7,047	R$	7,526
Interest expenses, Monetary and Foreign exchange loss		373		(142)
Income taxes		2,706		1,192
Depreciation and amortization		3,663		3,445

EBITDA	R$	13,789	R$	12,021

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Not all companies use identical calculations, and our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.

###